CSMC 07-2

Group 5

Pay rules

1.  Concurrently:

a.  85.2368206085% allocated as follows:

i.  Pay the NAS Priority Amount A to the 4A4 until retired

ii.  Pay according to the aggregate PAC schedule pro-rata to the 5P1-5P5 until retired

iii.  Pay the 5C1 until retired

iv.  Pay disregarding the aggregate PAC schedule pro-rata to the 5P1-5P5 until retired

v.  Pay the 5L1 until retired

vi.  Pay the 4A4 until retired

b.  12.6687156203% allocated as follows:

i.  Pay the NAS Priority Amount B pro-rata to the 5N1-5N5 until retired

ii.  Pay pro-rata to the 5S1-5S5 until retired

iii.  Pay the 5L2 until retired

iv.  Pay pro-rata to the 5N1-5N5 until retired

c.  2.0944637713% to the 5PT1 until retired

Notes

Pricing Speed = 350psa

Nas Bonds = 4A4 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority a %  = (Balance of 4A4)/Total Non-PO Balance

Nas Bonds = 5n1-5n5 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority b % = (Balance of 5n1-5n5)/Total Non-PO Balance

Settlement: 03/01/07